As filed with the Securities and Exchange Commission on May 26, 2009

Registration No. 333-____________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
INTERSTATE POWER AND LIGHT COMPANY
(Exact name of registrant as specified in its charter)

Iowa	42-0331370
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Alliant Energy Tower
200 First Street SE
Cedar Rapids, Iowa 52401
(319) 786-4411
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_________________

F. J. Buri, Esq.	with a copy to:
Corporate Secretary	Benjamin F. Garmer, III, Esq.
Interstate Power and Light Company	Jay O. Rothman, Esq.
4902 North Biltmore Lane	Foley & Lardner LLP
Madison, Wisconsin 53718	777 East Wisconsin Avenue
(608)458-3311	Milwaukee, Wisconsin 53202-5306
(Name, address, including zip code, and telephone number, including area code,	(414) 271-2400
of agent for service)

_________________

        Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.

        If this Form is post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer	Non-accelerated filer	Smaller reporting company
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to Be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Preferred Stock, $0.01 par value	(3)
Debt Securities	(3)

Total	$650,000,000	$36,270

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(2)	A filing fee of $7,100 was previously paid in connection with unsold securities registered under a registration statement on Form S-3 (Registration No. 333-137197) initially filed by Interstate Power and Light Company on September 8, 2006. Additionally, a filing fee of $9,825 was previously paid in connection with unsold securities registered under a registration statement on Form S-3 (Registration No. 333-151898) initially filed by Interstate Power and Light Company on June 24, 2008. Accordingly, pursuant to Rule 457(p) under the Securities Act of 1933, Interstate Power and Light Company is offsetting $16,925 of previously paid filing fees against the total filing fee of $36,270 due in connection with the filing of this Registration Statement.
(3)	Not applicable pursuant to General Instruction II.D of Form S-3.

_________________

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where this offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 26, 2009

Interstate Power and Light Company

$650,000,000 Aggregate Amount

_________________

Preferred Stock

Debt Securities

_________________

        By this prospectus, we may offer from time to time up to an aggregate of $650,000,000 of our securities. We will provide specific terms of the securities, including the offering prices, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the prospectus supplement relating to the specific issue of securities carefully before you invest.

_________________

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_________________

The date of this prospectus is ____________, 2009.

ABOUT THIS PROSPECTUS

        In this prospectus, “we,” “us” and “our” refer to Interstate Power and Light Company.

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings with a maximum aggregate offering price of up to $650,000,000. This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

        We may use this prospectus to offer from time to time shares of our preferred stock and our unsecured debt securities. In this prospectus, we sometimes refer to our preferred stock and debt securities collectively as the securities.

        You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and the accompanying prospectus supplement is accurate as of the date of their respective covers. Our business, financial condition, results of operations and prospects may have changed since those dates.

INTERSTATE POWER AND LIGHT COMPANY

        We are a public utility serving customers in Iowa and southern Minnesota. We are engaged principally in:

•	the generation and distribution of electric energy in selective markets in Iowa and southern Minnesota;

•	the distribution and transportation of natural gas in selective markets in Iowa and southern Minnesota; and

•	the provision of steam services to certain customers in one community in Iowa and various other energy-related products and services.

All of our common stock is owned by Alliant Energy Corporation, an energy-services provider with subsidiaries, including us, serving primarily electricity and natural gas customers. Providing its customers in the Midwest with regulated electric and natural gas service is Alliant Energy Corporation’s primary focus.

        We are subject to the jurisdiction of the Iowa Utilities Board and the Minnesota Public Utilities Commission. We are also subject to the jurisdiction of the Federal Energy Regulatory Commission. Alliant Energy Corporation is a registered holding company under the Public Utility Holding Company Act of 2005 and is subject to regulation by the Federal Energy Regulatory Commission under that Act. We are also subject to some requirements of that Act.

        Our principal executive offices are located at Alliant Energy Tower, 200 First Street SE, Cedar Rapids, Iowa 52401 and our telephone number is (319) 786-4411.

USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes. These purposes may include repayment of our short-term debt, refinancing our maturing debt, financing our capital expenditures and funding additional working capital. Until we use the net proceeds from the sale of the securities for these purposes, we may place the proceeds in temporary investments.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED
CHARGES AND PREFERRED DIVIDEND REQUIREMENTS

        The following table shows our ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred dividend requirements for the periods presented:

	Year Ended December 31,					Three Months Ended March 31,
	2004	2005	2006	2007	2008	2009
Ratio of earnings to fixed charges	3.59	4.39	4.30	8.25	4.05	1.84
Ratio of earnings to combined fixed charges
and preferred dividend requirements	2.73	3.34	3.32	5.96	3.04	1.71

DESCRIPTION OF PREFERRED STOCK

        The following description of our preferred stock summarizes the general terms and provisions that apply to our preferred stock. We will describe the particular terms of any series of preferred stock more specifically in each prospectus supplement relating to that series of preferred stock. We will indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of preferred stock.

        The following is a summary of some general terms and provisions of our preferred stock. Since this is only a summary, it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to our restated articles of incorporation, which are filed as an exhibit to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See “Where You Can Find More Information.”

General

        Our total authorized capital stock as set forth in our restated articles of incorporation consists of 40,000,000 shares, of which 24,000,000 are designated common stock, par value $2.50 per share, and 16,000,000 shares are designated preferred stock, par value $.01 per share. As of the date of this prospectus, all of our outstanding common stock was owned by our parent corporation, Alliant Energy Corporation.

        Under our restated articles of incorporation, our board of directors may establish one or more series of preferred stock to be issued out of authorized preferred stock. Our board of directors, without approval of our shareowners, may determine the rights and preferences of the shares of preferred stock of any series so established.

Terms

        Prior to the issuance of shares of each series of our preferred stock, our board of directors is required to adopt resolutions and file articles of amendment to our restated articles of incorporation with the Secretary of State of the State of Iowa. The articles of amendment will fix for each series the designation and number of shares and preferences, limitations, relative rights and other terms of the shares including, among other things:

•	the voting power of the shares;

•	the rate and times at which, and the terms and conditions upon which, dividends will be paid on the shares;

•	the price and the terms and conditions on which the shares may be redeemed;

•	the right, if any, of holders of the shares to covert the shares into, or exchange the shares for, other classes of our stock, and the terms and conditions of the conversion or exchange;

•	the rights of the holders of the shares, including the amount payable on the shares upon our voluntary or involuntary liquidation, dissolution or winding up; and

•	the sinking fund provisions, if any, for the redemption or purchase of the shares.

        In addition to the terms listed above, we will set forth in a prospectus supplement the following terms relating to the series of preferred stock being offered:

•	the number of shares of preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	any listing of the preferred stock on any securities exchange; and

•	a discussion of certain material U.S. federal income tax considerations, if any, applicable to the preferred stock.

        All shares of our preferred stock will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights.

Ranking

        The preferred stock will rank, with respect to dividends and upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

•	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

•	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to our preferred stock.

DESCRIPTION OF DEBT SECURITIES

        The following description of the terms of our debt securities summarizes general terms and provisions that apply to the debt securities. We will describe the particular terms of any debt securities more specifically in each prospectus supplement relating to those debt securities. We will indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

        From time to time we may issue, in one or more series, debt securities under an indenture, dated as of August 20, 2003, between us and The Bank of New York Mellon Trust Company, N.A., as successor trustee, as supplemented and amended from time to time. This indenture, as supplemented and amended, is referred to in this prospectus as the indenture. This section summarizes the indenture. Since this is only a summary, it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to the indenture which is filed as an exhibit to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See “Where You Can Find More Information.” Parenthetical section references under this heading are references to sections of the indenture.

General

        The indenture does not limit the aggregate principal amount of senior unsecured debt securities that we may issue under it, and provides that we may issue securities under the indenture from time to time in one or more series pursuant to the terms of one or more supplemental indentures, board resolutions or officer’s certificates creating the series. (Section 301).

Terms

        We will describe in each prospectus supplement the following terms that apply to the debt securities offered under that prospectus supplement:

•	the title of the series of debt securities;

•	any limit on the aggregate principal amount of the debt securities of that series;

•	the persons to whom we must pay interest on the interest payment dates;

•	the dates on which we must pay principal;

•	the rates at which the debt securities will bear interest or the manner in which interest will be determined, if any interest is payable;

•	the dates from which any interest will accrue, the dates on which we must pay interest and the record date for determining who is entitled to any interest payment;

•	the places where we must pay the debt securities;

•	the terms and conditions on which we may, or may be obligated to, redeem the debt securities;

•	the terms and conditions of any sinking fund;

•	if other than in denominations of $1,000 and integral multiples thereof, then the denominations in which we may issue the debt securities;

•	if other than the currency of the United States, then the currencies, including composite currencies, in which we will make payments on the debt securities;

•	if we or a holder may elect to have the principal or interest on the debt securities be payable in a currency other than the debt securities’ stated currency, then the terms of this election;

•	if the principal of, or premium, if any, or interest on, the debt securities is payable in securities or other property, then the type and amount of the securities or other property, or the manner in which the amount will be determined;

•	if we or a holder may elect to have the principal or interest on the debt securities be payable in securities or other property, then the terms of this election;

•	if the principal, premium, if any, or interest payable is determined with reference to an index or other fact or event outside the indenture, then the manner in which the amounts will be determined;

•	if other than the principal amount of the securities, then the amount we will pay if the maturity of the debt securities is accelerated;

•	other than those specified in the indenture, any events of default and any covenants we make for the benefit of the holders of the debt securities;

•	the terms pursuant to which the debt securities may be converted into or exchanged for shares of stock or other securities of us or any other company;

•	if the debt securities are issued as bearer securities, then all terms and conditions to the bearer securities that are not specifically addressed in a supplemental indenture;

•	any limitations on the rights of the holders of debt securities in global form to transfer the debt securities; and

•	any other terms of the debt securities that are not inconsistent with the indenture. (Section 301).

Ranking

        The debt securities will be our senior, unsecured and unsubordinated obligations, ranking equally and ratably with all our other senior, unsecured and unsubordinated obligations. The debt securities will be effectively subordinated to all of our existing and future secured indebtedness.

Payments

        Unless we otherwise state in the prospectus supplement, we will pay principal of, and premium and interest on, if any, the debt securities at the office or agency we maintain for that purpose, initially the corporate trust office of the trustee. We will pay interest on debt securities issued in registered form on any interest payment date to the registered owners of the debt securities at the close of business on the regular record date for the interest payment date. We will name in the prospectus supplement all paying agents we initially designate for the debt securities. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place where payments on the debt securities are payable. (Sections 301, 307 and 602).

Purchase and Cancellation

        We may at any time purchase debt securities in the open market or otherwise at any price, subject to applicable U.S. securities laws. Any debt securities so purchased must be promptly surrendered to the trustee for cancellation. (Section 309).

Material U.S. Federal Income Tax Considerations

        We may issue the debt securities as original issue discount securities, bearing no interest or bearing interest at a rate, which, at the time of issuance, is below market rates, to be sold at a substantial discount below their principal amount. We will describe some material U.S. federal income tax and other considerations applicable to any debt securities that are issued as original issue discount securities in the applicable prospectus supplement.

        If the purchase price of any debt securities is payable in one or more foreign currencies or composite currencies, if any debt securities are denominated in one or more foreign currencies or composite currencies or if any payments on the debt securities are payable in one or more foreign currencies or composite currencies, then we will describe the restrictions, elections, some U.S. federal income tax considerations, specific terms and other information about the debt securities and the foreign currency or composite currencies in the prospectus supplement.

Restrictive Covenants

        Except as otherwise set forth under “— Defeasance” below, for so long as any debt securities remain outstanding or any amount remains unpaid on any of the debt securities, we will comply with the terms of the covenants set forth below. If we issue additional series of securities under the indenture in the future, then those series may or may not have different covenants.

        Limitations on Liens

        The indenture provides generally that we will not, and we will not permit any of our subsidiaries to, create or allow to be created or to exist any lien on any of our properties or assets to secure any indebtedness, without making effective a provision that makes the debt securities to which this limitation applies equally and ratably secured with or prior to all such indebtedness and with any other indebtedness that is also entitled to be equally secured. This restriction does not apply to or prevent the creation or existence of:

•	liens on property that existed when we acquired or constructed the property or were created within one year after that time;

•	liens on property that secure payment of all or part of the purchase price or construction cost of the property, including the extension of any liens to repairs or improvements made on the property;

•	the pledge of any bonds or other securities at any time issued under any of the liens permitted by the above-listed items;

•	tax liens and other governmental charges which are not delinquent or which can be paid without penalty or which are being contested;

•	liens incurred in the ordinary course of business for charges that are not delinquent or that are being contested, including mechanics’, workmen’s, repairmen’s, materialmen’s, warehousemen’s and carriers’ liens and liens securing workers’ compensation and other employee awards;

•	liens in respect of judgments or awards with respect to which we have the right to prosecute an appeal or other proceeding for review;

•	easements, reservations, regulations and rights of others in, and defects of title in, some of our property;

•	any defects or irregularities in title to any rights-of-way and/or to any real estate used or to be used for right-of-way purposes or held under lease, easement, license or similar right;

•	liens securing indebtedness neither created, assumed nor guaranteed by us nor on account of which we customarily pay interest;

•	some leasehold interests;

•	any controls, restrictions, obligations or other burdens imposed by any law, rule or regulation of any governmental authority on any of our property or the operation or use of any of our property;

•	liens on our pollution control and sewage and solid waste disposal facilities incurred in connection with the issuance of industrial development revenue bonds;

•	any right which any governmental authority may have by virtue of any franchise, license, contract or statute to purchase any of our property on payment of reasonable compensation, or to terminate any franchise, license or other rights or to regulate our property and business;

•	any liens that have been bonded for the full amount in dispute;

•	prepaid liens;

•	liens resulting from good faith deposits made in connection with bids, tenders, contracts or leases to which we are a party, and liens resulting from deposits made to secure our public or statutory obligations;

•	the pledge or assignment in the ordinary course of business of electricity, gas or steam accounts receivable or customers' installment paper;

•	rights reserved to or vested in others to take or receive any part of the electricity, gas, steam or any by-products generated or produced by any of our properties;

•	any landlord's lien;

•	any lien of the trustee for payment for services, reasonable expenses, disbursements and advances, or for indemnification payments; and

•	liens not otherwise permitted if, at the time we incur the lien and after giving effect to the lien, the aggregate of all obligations secured by the lien does not exceed 10% of our tangible net worth, as defined in the indenture.

        This restriction will not apply to or prevent the creation or existence of leases we enter into, or on existing property we acquire, in the ordinary course of our business. (Section 608).

        Consolidation, Merger and Sale of Assets

        The indenture provides that we will not consolidate with or merge into any other corporation, or sell all or substantially all of our assets to any other person unless:

•	the continuing corporation or the purchasers of assets, as the case may be, will be an entity organized and existing under the laws of the United States, any state of the United States or the District of Columbia, and the entity will expressly assume the payment of the principal of, and premium, if any, or interest on, the debt securities outstanding and the performance and observance of all of our covenants and conditions under the indenture by executing a supplemental indenture satisfactory to the trustee; and

•	after giving effect to the transaction, no event which, after notice or lapse of time, would become a default under the indenture, will have occurred or be continuing. (Section 1101).

        The indenture further provides that our successor will be substituted for us, after which all of our obligations under the indenture will terminate. (Section 1102).

Events of Default

        Each of the following will be an event of default with respect to the debt securities of a series under the indenture:

•	failure to pay interest on the debt securities of the series within 60 days after a due date;

•	failure to pay principal of, or premium, if any, on the debt securities of the series within 10 days after a due date;

•	failure to perform or satisfy any of our other covenants or warranties in the indenture, which failure continues for 60 days after we receive notice of the failure from the trustee or the holders of at least 33% in principal amount of the debt securities of the series; and

•	specified events relating to our bankruptcy, insolvency or reorganization. (Section 801).

        If an event of default occurs and continues, then either the trustee or the holders of at least 33% in principal amount of the outstanding debt securities of the series in default may declare the principal amount of the debt securities immediately due and payable. (Section 802).

        The trustee can require that it be indemnified before it enforces the indenture or any outstanding debt securities. (Section 903). Subject to some limitations, holders of a majority in principal amount of the outstanding debt securities of a series can direct the trustee in its exercise of any trust or power. (Section 812). The trustee does not have to give holders notice of any continuing default, except a default in payment of principal or interest, if it in good faith determines that withholding notice is in the interests of the holders. (Section 902). We are required to give the trustee a certificate certifying as to our compliance with all conditions and covenants under the indenture at least once a year. (Section 606).

Modification of the Indenture

        The holders of at least a majority in principal amount of outstanding debt securities of a series may waive any existing default and its consequences under the indenture. However, holders cannot waive a default in the payment of the principal of, or premium, if any, or interest on, any debt securities or a default in respect of a provision we describe in the following paragraph. (Section 813). These defaults cannot be waived without the consent of each holder of the outstanding debt securities of the series.

        With the consent of the holders of at least a majority in aggregate principal amount of outstanding debt securities, we and the trustee can enter into supplemental indentures to amend or modify the indenture. However, we cannot make modifications or amendments without the consent of all of the holders of the outstanding series of debt securities if the amendments or modifications would:

•	change the stated maturity, reduce the principal amount of, or reduce the rate of interest on, the debt securities of a series;

•	change the coin or currency or the property in which we must pay principal of, or premium, if any, or interest on, the debt securities of a series;

•	impair the right to institute suit for the enforcement of any payment of principal of, or premium or interest on, the debt securities after the due date of the payment;

•	reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of which is required to enter into any supplemental indenture;

•	reduce the amount of debt securities whose holders must consent to an amendment or waiver of the provisions of the indenture; or

•	make modifications to any of the provisions we describe in this paragraph and in the paragraph immediately above. (Section 1202).

        We cannot enter into supplemental indentures to amend or modify the indenture in ways that affect other series of debt securities under the indenture without the consent of the holders of at least a majority in aggregate principal amount of all securities issued under the indenture that will be affected by the amendment, voting together as one class. Further, if any amendment or modification would have any of the effects described in the previous two paragraphs, and would affect more than one series of securities issued under the indenture, then we cannot make the amendment or modifications without the consent of all of the holders of the securities issued under the indenture that would be affected by them.

        We and the trustee can also enter into supplemental indentures to amend or modify the indenture or the debt securities without the consent of any holders of the debt securities. We can only do so if those amendments or modifications would be limited to specific purposes, including:

•	showing that another person has succeeded us and assumed our obligations under the covenants of the indenture and the debt securities;

•	adding to our covenants under the indenture for the benefit of all holders of debt securities under the indenture or surrender any right or power we have under the indenture;

•	adding to, changing or eliminating any of the provisions of the indenture in respect of the debt securities, but only if the change does not adversely affect the rights of holders of the debt securities under the indenture in any material respect;

•	establish the form or terms of debt securities of any series;

•	evidencing the appointment of a successor trustee or a change in any of the provisions of the indenture to facilitate administration by more than one trustee; or

•	making clarifying changes to ambiguous, incorrect or inconsistent language in the indenture or the debt securities that do not adversely affect the rights of the holders of the debt securities under the indenture in any material respect. (Section 1201).

Defeasance

        The indenture provides that we can at any time terminate almost all of our obligations with respect to any outstanding debt securities and the indenture. We cannot, however terminate some obligations, including our obligations to register the transfer or exchange of the debt securities, replace mutilated, destroyed, lost or stolen debt securities, to maintain agencies in respect of the debt securities and hold moneys for payment in trust. (Section 701).

        If we desire to exercise our option to satisfy and discharge our obligations under the indenture (a defeasance), then we must deposit in trust with the trustee money or U.S. government obligations sufficient to pay the outstanding principal amount of the debt securities as well as the interest on the debt securities to maturity. We must also comply with some other provisions. In particular, we must obtain:

•	an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders of the debt securities for federal income tax purposes;

•	an opinion of counsel that any U.S. government obligation that we deposit in trust meet the requirements of U.S. government obligations set forth in the indenture; and

•	an opinion of a nationally recognized independent public accountant to the effect that we have deposited with the trustee money or U.S. government obligations sufficient to pay the outstanding principal amount of the debt securities as well as the interest of the debt securities to maturity.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 112).

GLOBAL SECURITIES

        We may issue the securities in whole or in part in the form of one or more global certificates or notes, which we refer to as global securities, that we will deposit with a depository or its nominee that we identify in the applicable prospectus supplement.

        We will describe the specific terms of the depository arrangement covering the securities in the prospectus supplement relating to that series. We anticipate that the following provisions will apply to all depository arrangements.

        Upon the issuance of the securities in the form of one or more global securities, the depository or its custodian will credit, on its book-entry registration and transfer system, the number of shares or principal amount of securities of the individual beneficial interests represented by these global securities to the respective accounts of persons who have accounts with the depository. Ownership of beneficial interests in the global securities will be shown on, and the transfer of this ownership will be effected only through, records maintained by the depository or its nominee with respect to interests of participants and the records of participants with respect to interests of persons other than participants. These accounts initially will be designated by or on behalf of the underwriters, initial purchasers or agents, or by us if we offer and sell the securities directly, and ownership of beneficial interests in the global securities will be limited to participants or persons who hold interests through participants. Qualified institutional buyers may hold their interests in the global securities directly through the depository if they are participants in this system, or indirectly through organizations which are participants in this system. The laws of some states of the United States may require that some purchasers of securities take physical delivery of the securities in definitive registered form. These limits and the laws may impair your ability to own, transfer or pledge interests in the global securities.

        So long as the depository, or its nominee, is the registered owner or holder of the securities, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global securities for all purposes. No beneficial owner of an interest in the global securities will be able to transfer that interest except in accordance with the depository’s procedures.

        We will make dividend payments on, or payments of the principal of, and premium, if any, and interest on, the global securities to the depository or its nominee, as the case may be, as the registered owner of the global securities. We will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interest.

        We expect that the depository or its nominee, upon receipt of any dividend payment on, or payment of the principal of, and premium, if any, and interest on, the global securities, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the securities as shown on the records of the depository or its nominee. We also expect that payments by participants to owners of beneficial interests in the global securities held through the participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for their customers. These payments will be the responsibility of the participants. Transfers between participants in the depository will be effected in the ordinary way through the depository’s settlement system in accordance with the depository rules and will be settled in same day funds.

        We will issue securities in certificated form in exchange for global securities if:

•	the depository notifies us that it is unwilling or unable to continue as a depository for the global securities or ceases to be a “clearing agency” registered under the Securities Exchange Act of 1934 and a successor depository is not appointed by us within 90 days of the notice;

•	an event of default under the instrument governing the securities has occurred and is continuing; or

•	we determine that the securities will no longer be represented by global securities.

PLAN OF DISTRIBUTION

        We may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents or (4) through a combination of any of these methods. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

        If we use underwriters in the sale, the underwriters will acquire the securities for their own account for resale to the public. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        Representatives of the underwriters through whom the offered securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time.

        Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

        If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

        We may sell the securities directly to a limited number of purchasers or a single purchaser. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Remarketing Arrangements

        Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed.

Delayed Delivery Arrangements

        If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

        We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.

        Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of our business.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and other information with the SEC. We have also filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can also find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov.

        We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

        We incorporate by reference herein:

•	our Annual Report on Form 10-K for the year ended December 31, 2008;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

•	our Current Report on Form 8-K dated February 11, 2009; and

•	any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (i) after the date of the registration statement on Form S-3 filed under the Securities Act of 1933 with respect to securities offered by this prospectus and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus.

Some of these reports, however, are filed on a combined basis with our parent, Alliant Energy Corporation, and its direct subsidiary, Wisconsin Power and Light Company. Information contained in these reports relating to these entities is filed by them on their own behalf and not by us.

        You may request a copy of any of these filings, at no cost, by writing to F. J. Buri, Corporate Secretary, Interstate Power and Light Company, 4902 North Biltmore Lane, Madison, Wisconsin 53718, or by calling Mr. Buri at (608) 458-3311.

LEGAL MATTERS

        The validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner LLP.

EXPERTS

        The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from Interstate Power and Light Company’s Annual Report on Form 10-K for the year ended December 31, 2008 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of new accounting standards). Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Securities and Exchange Commission filing fee	$36,270
Legal fees and expenses	300,000
Accounting fees and expenses	75,000
Printing expenses	100,000
Trustee fees and expenses	15,000
Miscellaneous	3,730

Total expenses	$530,000

        All of the above fees and expenses will be paid by Interstate Power and Light Company (the “Registrant”). Other than the Securities and Exchange Commission filing fee, all fees and expenses are estimated.

Item 15.	Indemnification of Directors and Officers.

        The Iowa Business Corporation Act (“IBCA”) grants each corporation organized thereunder, such as the Registrant, the power to indemnify its directors and officers against liabilities for certain of their acts. The Registrant’s Restated Articles of Incorporation provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the IBCA and may, but is not required to, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted and incurred against such person in any such capacity or arising out of such person’s status as such, whether or not the Registrant would have the power to indemnify such person against such liability under the provisions thereof. The Registrant’s Bylaws permit the Registrant to maintain such insurance and further provide that the Registrant shall indemnify directors and officers of the Registrant to the full extent permitted by the IBCA and advance any and all reasonable expenses incurred in any proceeding to which any such director or officer is a party because he or she is or was a director or officer.

        Under the IBCA, directors of the Registrant are not subject to personal liability to the Registrant or its shareowners for acts or failures to act except under certain circumstances. In addition, the IBCA grants corporations organized thereunder, such as the Registrant, the authority to adopt a provision in their respective articles of incorporation eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or to its shareowners for monetary damages for certain breaches of fiduciary duty as a director. The Registrant’s Restated Articles of Incorporation eliminates the personal liability of each director except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its shareowners, (ii) for acts or omissions not in good faith or which involve any intentional misconduct or knowing violation of the law, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) under Section 490.833 of the IBCA relating to liability for unlawful distribution.

        The foregoing statements are subject to the detailed provisions of the IBCA and the Restated Articles of Incorporation and Bylaws of the Registrant and should be read in connection with these other documents for a more full understanding of their effect on the Registrant.

        The indemnification provided by the Registrant is not exclusive of any other rights to which a director or officer of the Registrant may be entitled. The Registrant also carries directors’ and officers’ liability insurance. The Registrant’s directors’ and officers’ insurance policies are designed to reimburse the Registrant for any payments made by it pursuant to the foregoing indemnification provisions.

Item 16.	Exhibits and Financial Statement Schedules.

        The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Item 17.	Undertakings.

        (a)        The Registrant hereby undertakes:

        (1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that is part of the Registration Statement.

        (2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (5)        That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        (6)        The Registrant hereby undertakes, for purposes of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 of the Securities Act of 1933;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registration Statement;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registration or its securities provided by or on behalf of the Registrant; and

(iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser.

        (b)        The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on May 26, 2009.

INTERSTATE POWER AND LIGHT COMPANY
By: /s/ William D. Harvey
William D. Harvey
Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on May 26, 2009.

Signature	Title
/s/ William D. Harvey	Chairman, Chief Executive Officer and Director
William D. Harvey	(Principal Executive Officer)
/s/ Patricia L. Kampling	Vice President-Chief Financial Officer and
Patricia L. Kampling	Treasurer (Principal Financial Officer)
/s/ Thomas L. Hanson	Vice President-Controller and Chief Accounting
Thomas L. Hanson	Officer (Principal Accounting Officer)
*	Director
Michael L. Bennett
*	Director
Darryl B. Hazel
*	Director
James A. Leach
*	Director
Singleton B. McAllister
*	Director
Ann K. Newhall

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Signature	Title

*	Director
Dean C. Oestreich
*	Director
David A. Perdue
*	Director
Judith D. Pyle
*	Director
Carol P. Sanders

*By:	/s/ William D. Harvey William D. Harvey Attorney-in-Fact

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EXHIBIT INDEX

Exhibit
Number	Document Description

(1.1)	Form of Underwriting Agreement for Preferred Stock.*

(1.2)	Form of Underwriting Agreement for Debt Securities.*

(4.1)	Restated Articles of Incorporation of Interstate Power and Light Company (“IPL”) (incorporated by reference to Exhibit 3.5 to IPL’s Form 10-K for the year ended December 31, 2003).

(4.2)	Indenture (For Senior Unsecured Debt Securities), dated as of August 1, 1997, between IPL and The Bank of New York Mellon Trust Company, N.A., f/k/a The Bank of New York Trust Company, N.A. (successor in interest to J.P. Morgan Trust Company, N.A.), as Trustee (incorporated by reference to Exhibit 4(j) to IPL’s Registration Statement on Form S-3 (Registration No. 333-32097)).

(4.3)	Indenture (For Senior Unsecured Debt Securities), dated as of August 20, 2003 (the “2003 Indenture”), between IPL and The Bank of New York Mellon Trust Company, N.A., f/k/a The Bank of New York Trust Company, N.A. (successor in interest to J.P. Morgan Trust Company, N.A.), as Trustee (incorporated by reference to Exhibit 4.11 to IPL’s Registration Statement on Form S-3 (Registration No. 333-108199)).

(4.4)	Officer’s Certificate, dated as of August 4, 1997, creating IPL’s 6-5/8% Senior Debentures, Series A, due 2009 (incorporated by reference to Exhibit 4.12 to IPL’s Form 10-K for the year ended December 31, 2000).

(4.5)	Officers’ Certificate, dated as of March 6, 2001, creating IPL’s 6-3/4% Senior Debentures, Series B, due 2011 (incorporated by reference to Exhibit 4 to IPL’s Form 8-K, dated March 6, 2001).

(4.6)	Officer’s Certificate, dated September 10, 2003, creating IPL’s 5.875% Senior Debentures due 2018 (incorporated by reference to Exhibit 4.1 to IPL’s Form 8-K, dated September 10, 2003).

(4.7)	Officer’s Certificate, dated October 14, 2003, creating IPL’s 6.45% Senior Debentures due 2033 (incorporated by reference to Exhibit 4.1 to IPL’s Form 8-K, dated October 14, 2003).

(4.8)	Officer’s Certificate, dated May 3, 2004, creating IPL’s 6.30% Senior Debentures due 2034 (incorporated by reference to Exhibit 4.1 to IPL’s Form 8-K, dated May 3, 2004).

(4.9)	Officer’s Certificate, dated as of August 2, 2004, reopening IPL’s 6.30% Senior Debentures due 2034 (incorporated by reference to Exhibit 4.1 to IPL’s Form 8-K, dated August 2, 2004).

(4.10)	Officer’s Certificate, dated as of July 18, 2005, creating IPL’s 5.50% Senior Debentures due 2025 (incorporated by reference to Exhibit 4 to IPL’s Form 8-K, dated July 18, 2005).

(4.11)	Officer’s Certificate, dated as of October 1, 2008, creating IPL’s 7.25% Senior Debentures due 2018 (incorporated by reference to Exhibit 4.1 to IPL’s Form 8-K, dated October 1, 2008).

(4.12)	Form of Officer’s Certificate relating to Debt Securities.*

*To be filed by amendment or under subsequent Current Report on Form 8-K.

E-1

Pursuant to Item 601(b)(4)(iii) of Regulation S-K, the Registrant agrees to furnish to the Securities and Exchange Commission, upon request, any instrument defining the rights of holders of long-term debt not being registered that is not filed as an exhibit to this Registration Statement on Form S-3. No such instrument authorizes securities in excess of 10% of the total assets of the Registrant.

(5)	Opinion of Foley & Lardner LLP (including consent of counsel).

(12)	Computation of ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred dividend requirements (incorporated by reference to Exhibit 12.2 to IPL’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009).

(23.1)	Consent of Foley & Lardner LLP (filed as part of Exhibit (5)).

(23.2)	Consent of Deloitte & Touche LLP.

(24)	Powers of attorney.

(25)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A. with respect to the 2003 Indenture.

Documents incorporated by reference to filings made by IPL under the Securities Exchange Act of 1934, as amended, are under File No. 0-4117-1.

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